TEREX CORPORATION
                 500 Post Road East, Westport, Connecticut 06880


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 8, 1997


The Annual Meeting of Stockholders of Terex Corporation (hereafter, the "Company") will be held at The Metropolitan Club, One East 60th Street, New York, New York, on Thursday, May 8, 1997, at 11:00 a.m., local time, for the following purposes:

     1. To elect seven (7) directors to hold office for one year or until their successors are duly elected and qualified.

     2. To ratify the selection of Price Waterhouse LLP as independent accountants of the Company for 1997.

     3. To approve an amendment to the 1996 Terex Corporation Long-Term Incentive Plan to increase the number of shares of the Company's Common Stock available for issuance and qualify certain Performance Awards for tax deductibility.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The foregoing items of business are described more fully in the Proxy Statement accompanying this Notice.

The Board of Directors of the Company has fixed the close of business on April 3, 1997, as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting.

YOUR VOTE IS IMPORTANT. STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. NO POSTAGE IS REQUIRED IF THE PROXY CARD IS MAILED IN THE UNITED STATES. STOCKHOLDERS WHO ARE PRESENT AT THE MEETING MAY WITHDRAW THEIR PROXY AND VOTE IN PERSON IF THEY SO DESIRE. IT IS IMPORTANT THAT YOUR PROXY CARD BE RETURNED PROMPTLY IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION.

                                    By order of the Board of Directors,


                                    Marvin B. Rosenberg
                                    Secretary

April 4, 1997
Westport, Connecticut

                                TEREX CORPORATION
                               500 Post Road East
                           Westport, Connecticut 06880


                             Proxy Statement for the
                         Annual Meeting of Stockholders
                            to be held on May 8, 1997


         This Proxy Statement is furnished to stockholders of Terex Corporation ("Terex" or the "Company") in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors (the "Board") for use at the Annual Meeting of Stockholders of the Company to be held on May 8, 1997, at The Metropolitan Club, Inn, One East 60th Street, New York, New York, and at any adjournments or postponements thereof (collectively, the "Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the "Notice").

         The Notice and proxy card (the "Proxy") accompany this Proxy Statement. This Proxy Statement and the accompanying Notice, Proxy and related materials are being mailed on or about April 7, 1997, to each stockholder entitled to vote at the Meeting. As of April 3, 1997, the record date for determining the stockholders entitled to notice of, and to vote at, the Meeting, the Company had outstanding 13,311,867 shares of common stock, $.01 par value per share (the "Common Stock"). Each share of Common Stock is entitled to one vote on all matters to be voted on at the Meeting.

         A majority of the outstanding shares of Common Stock must be represented at the Meeting in person or by proxy to constitute a quorum for the transaction of business at the Meeting. All matters other than the election of directors will be decided by the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Meeting in person or by proxy. Directors shall be elected by a plurality of the votes of shares of Common Stock represented at the Meeting in person or by proxy.

         Proxy solicitations will be made primarily by mail, but solicitations may also be made by telephone, telegraph or personal interviews conducted by officers or employees of the Company. All costs of solicitations, including (a) printing and mailing of this Proxy Statement and accompanying material, (b) the reimbursement of brokerage firms and others for their expenses in forwarding solicitation material to the beneficial owners of the Company's stock and (c) supplementary solicitations to submit Proxies, if any, will be borne by the Company.

         If the enclosed Proxy is properly executed and returned in time to be voted at the Meeting, the shares of Common Stock represented thereby will be voted in accordance with the instructions marked on the Proxy. If no instructions are marked on the Proxy, the Proxy will be voted FOR election of the nominees for Director, FOR the selection of Price Waterhouse LLP as the independent accountants of the Company, FOR approval of the proposed amendment to the 1996 Terex Corporation Long Term Incentive Plan (the "1996 Plan"), and as determined by the Board of Directors in their discretion with respect to any other matters that may properly come before the Meeting and that are deemed appropriate. Management does not presently know of any other matters which may come before the Meeting. Abstentions and broker non-votes will have no effect on the outcome of the election of the directors. Ratification of the appointment of Price Waterhouse LLP as independent accountants and approval of the proposed amendment to the 1996 Plan require the affirmative votes of the majority of shares present in person at the Annual Meeting or represented by proxy and entitled to vote thereon. Abstaining from voting on the appointment of auditors or approval of the proposed amendment to the 1996 Plan will have the same effect as voting against the proposals. Broker non-votes on the proposals to ratify the appointment of the auditors or approval to the proposed amendment to the 1996 Plan will not be included in the calculation of shares entitled to vote for such proposals and will have no effect on the outcome.

         Any stockholder giving a Proxy has the right to attend the Meeting to vote his or her shares of Common Stock in person (thereby revoking any prior Proxy) and also has the right to revoke the Proxy at any time by written notice received by the Secretary of the Company prior to the time the Proxy is voted. All properly executed and unrevoked Proxies delivered pursuant to this solicitation, if received in time, will be voted at the Meeting.


         In order that your shares of Common Stock may be represented at the Meeting, you are requested to:

     -    indicate your instructions on the Proxy;

     -    date and sign the Proxy;

     -    mail the Proxy promptly in the enclosed envelope; and

     - allow sufficient time for the Proxy to be received by the Company prior to the Meeting.

         NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE OF THIS PROXY STATEMENT.

                        PROPOSAL 1: ELECTION OF DIRECTORS

         At the Meeting, seven directors of the Company are to be elected to hold office until the Company's next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. Directors shall be elected by a plurality of the votes of shares of Common Stock represented at the Meeting in person or by proxy. Unless marked to the contrary, the Proxies received by the Company will be voted FOR the election of the seven nominees listed below, all of whom are presently members of the Board. Each nominee has consented to being named in this Proxy Statement and to serve as a director if elected. However, should any of the nominees for director decline or become unable to accept nomination if elected, it is intended that the Board will vote for the election of such other person as director as it shall designate. The Company has no reason to believe that any nominee will decline or be unable to serve if elected.

         The information set forth below has been furnished to the Company by the nominees and sets forth for each nominee, as of February 15, 1997, such nominee's name, business experience during the past five years, other directorships held and age. There is no family relationship between any nominee and any other nominee or executive officer of the Company. For information regarding the beneficial ownership of the Common Stock by the current directors of the Company, see "Security Ownership of Management and Certain Beneficial Owners" below.

The Board of Directors recommends that the stockholders vote FOR the following nominees for director.

                                   Positions and                   First Year
     Name            Age       Offices with Company             Elected Director

Ronald  M. DeFeo      44   President, Chief Executive Officer,      1993
                           Chief Operating Officer and Director

Marvin B. Rosenberg   56   Senior Vice President,                   1992
                           General Counsel, Secretary and
                           Director

G. Chris Andersen     58   Director                                 1992


William H. Fike       60   Director                                 1995

Bruce I. Raben        43   Director                                 1992

David A. Sachs        37   Director                                 1992

Adam E. Wolf          82   Director                                 1983

         Ronald M. DeFeo was appointed President and Chief Operating Officer of the Company on October 4, 1993, and Chief Executive Officer of the Company on March 24, 1995. Mr. DeFeo joined the Company in May 1992 as President of the Company's Heavy Equipment Group. A year later, he also assumed the responsibility of serving as the President of the Company's Clark Material Handling Company ("CMHC") subsidiary. Prior to joining the Company on May 1, 1992, Mr. DeFeo was a Senior Vice President of J.I. Case Company, the farm and construction equipment division formerly of Tenneco Inc., and also served as a Managing Director of Case Construction Equipment throughout Europe. While at J.I. Case, Mr. DeFeo was also a Vice President of North American Construction Equipment Sales and General Manager of Retail Operations.

         Marvin B.  Rosenberg  was  appointed  a Senior  Vice  President  of the
Company effective January 1, 1994. He has served as Secretary and General Counsel of the Company since 1987. From 1987 through 1993, Mr. Rosenberg served as General Counsel of KCS Industries, L.P., a Connecticut limited partnership and its predecessor KCS Industries, Inc. ("KCS"), an entity that, until December 31, 1993, provided administrative, financial, marketing, technical, real estate and legal services to the Company and its subsidiaries.

     G. Chris Andersen was a Vice Chairman of PaineWebber Incorporated from March 1990 through 1995. Mr. Andersen is currently a partner of Andersen, Weinroth & Co. L.P. and also serves as a director of Sunshine Mining & Refining Company, United Waste Systems, Inc., and Headway Corporation Services.

         William H. Fike is the Vice Chairman of Magna International, Inc., an automotive parts manufacturer based in Ontario, Canada ("Magna"). Prior to joining Magna in September 1994, Mr. Fike was employed by Ford Motor Company from 1966 to 1994, where he served most recently as President of Ford Europe. Mr. Fike serves as a director of Magna and AGCO Corporation.

     Bruce I. Raben is a managing director of CIBC Wood Gundy Securities Corp. Prior to joining CIBC Wood Gundy Securities Corp. in February 1996, Mr. Raben was employed as an Executive Vice President of Jefferies & Company, Inc. Mr. Raben serves as a director of Equity Marketing Inc., Optical Security, Inc., and Talton Holdings, Inc.

         David A. Sachs is a principal of Onyx Partners, Inc., a merchant banking firm. From 1990 to 1994, Mr. Sachs was employed at TMT-FW, Inc., an affiliate of Taylor & Co., a private investment firm based in Fort Worth, Texas. Mr. Sachs serves as a director of Talton Holdings, Inc.

         Adam E. Wolf has been principally self-employed as an attorney throughout his career. He has previously served on several boards of directors, including those of a telephone company, a bank and a hospital.

         The Board met ten times in 1996 at regularly scheduled and special meetings including telephonic meetings. All of the directors in office during 1996 attended at least 75% of the meetings which took place during their tenures as directors. The Board has an Audit Committee, a Compensation Committee and a Nominating Committee.

         The Audit Committee of the Board of Directors consists of Messrs. Sachs (chairperson), Raben and Wolf. The Audit Committee met twice during 1996. The Audit Committee recommends the engagement of the independent accountants and makes other recommendations to the Board based on its review of all of the financial matters of the Company. The Audit Committee also reviews related party transactions.

     The  Compensation  Committee of the Board of Directors  consists of Messrs.
Andersen (chairperson), Fike and Sachs. The Compensation Committee met twice during 1996. The Compensation Committee recommends to the Board compensation arrangements for executive officers and for certain other key management personnel. (See "Executive Compensation - Compensation Committee Report.")

     The Nominating Committee of the Board of Directors consists of Messrs. Raben (chairperson), Andersen and Fike. The Nominating Committee did not meet during 1996. The Nominating Committee recommends nominees to fill vacancies on the Board of Directors.

                        SECURITY OWNERSHIP OF MANAGEMENT
                          AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock by each person known by the Company to own beneficially more than 5% of the Company's Common Stock, by each director, by each executive officer of the Company named in the summary compensation table below, and by all directors and executive officers as a group, as of February 15, 1997. Each person named in the following table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Shares of Common Stock that any person has a right to acquire within 60 days after February 15, 1997, pursuant to an exercise of options, warrants or other rights or conversion of preferred stock or otherwise, are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for computing the percentage ownership of any other person shown in the table.

                                             Amount and Nature of      Percent
 Name and Address of Beneficial Owner        Beneficial Ownership      of Class


Randolph W. Lenz (1)                              4,409,034 (2)          33.10%
         c/o Equity Merchant Banking
         2419 E. Commercial Blvd., Ste. 304
         Fort Lauderdale, FL  33308

G. Chris Andersen                                    79,900 (3)             *
         821 West Shore Drive
         Kinnelon, NJ  07405

William S. Buchan                                    11,250 (4)             *
         c/o Terex Equipment Limited
         Newhouse Estate
         Motherwell, Scotland MLI 5RY

Ronald M. DeFeo                                     149,325 (5)           1.12%
         c/o Terex Corporation
         500 Post Road East
         Westport, CT  06880

William H. Fike                                      37,500 (6)             *
         c/o Magna International Inc.
         26200 Lasher Road, Suite 300
         Southfield, MI  48034

Fil Filipov                                          71,667 (7)             *
         c/o Terex Cranes, Inc.
         Hwy 501 East, P.O. Box 260002
         Conway, SC  29526-2602



David J. Langevin                                   152,285 (8)           1.14%
         c/o Terex Corporation
         500 Post Road East
         Westport, CT  06880

Bruce I. Raben                                      112,663 (9)             *
         c/o CIBC Wood Gundy
         1999 Avenue of the Stars
         Suite 1910
         Los Angeles, CA  90067

Marvin B. Rosenberg                                 128,545 (10)            *
          c/o Terex Corporation
          500 Post Road East
          Westport, CT  06880

David A. Sachs                                       80,300 (11)            *
          c/o Onyx Partners
          9595 Wilshire Boulevard
          Suite 700
          Beverly Hills, CA  90212

Adam E. Wolf                                         48,500 (12)            *
          875 East Donges Lane
          Milwaukee, WI  53217

All directors and executive officers                897,352 (13)          6.57%
         as a group (13 persons)

------------------------------
*        Amount owned does not exceed one percent (1%) of the class so owned.

(1) Mr. Lenz currently pledges, and intends to pledge in the future, shares of the Common Stock owned by him as collateral for loans. If Mr. Lenz does not pay such loans when due, the pledgee may have the right to sell the shares of the Common Stock pledged to it in satisfaction of Mr. Lenz's obligations. The sale of a significant amount of such pledged shares could result in a change of control of the Company. Pursuant to a retirement agreement between the Company and Mr. Lenz, Mr. Lenz has agreed to vote his shares of the Company's Common Stock in the manner recommended by the Company's Board of Directors. (See "Certain Relationships and Related Transactions" below.)

(2)  Includes (a) 3,243,820  shares of Common Stock  directly owned by Mr. Lenz,
     (b) 21,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and held by Mr. Lenz, (c) 1,056,414 shares of Common Stock indirectly owned by Mr. Lenz through four corporations that he indirectly owns and controls and (d) 38,800 shares of Series B Cumulative Redeemable Convertible Preferred Stock (the "Series B Preferred Stock") convertible into 87,300 shares of Common Stock.

(3) Includes 55,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(4) Includes 8,750 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(5) Includes 57,092 shares of Common Stock issuable upon the exercise of options exercisable within 60 days. (footnotes continued on following page)

(6) Includes 37,500 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(7) Includes 19,167 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(8) Includes 16,623 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(9) Includes 10,000 shares owned by Mr. Raben's wife as to which Mr. Raben does not have dispositive or voting power and disclaims beneficial ownership. Also includes 55,000 shares of Common Stock issuable upon the exercise of options held by Mr. Raben and which are exercisable within 60 days.

(10) Includes 12,762 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

(11) Includes 3,300 shares of Common Stock owned by Mr. Sachs' wife. Mr. Sachs disclaims the beneficial ownership of such shares. Also includes 52,500 shares of Common Stock issuable upon the exercise of options held by Mr. Sachs which are exercisable within 60 days.

(12) Includes 47,500 shares of Common Stock issuable upon the exercise of options held by Mr. Wolf which are exercisable within 60 days. Also includes 800 shares of Common Stock held in a testamentary trust for which Mr. Wolf has shared voting power and shared investment power and 200 shares of Common Stock held by Mr. Wolf's wife for which he claims beneficial ownership.

(13) Includes 373,144 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.

                            MANAGEMENT OF THE COMPANY

         The following table sets forth, as of February 15, 1997, the respective names and ages of the Company's executive officers, indicating all positions and offices held by each such person. Each officer is elected by the Board to hold office for one year or until his successor is duly elected and qualified.

      Name             Age         Positions and Offices with Company


Ronald M. DeFeo         44     President, Chief Executive Officer and
                               Chief Operating Officer and Director

David J. Langevin       45     Executive Vice President

Marvin B. Rosenberg     56     Senior Vice President, General Counsel,
                               Secretary and Director

Joseph F. Apuzzo        41     Vice President-Finance and Controller

Brian J. Henry          38     Vice President-Finance, Treasurer and Director of
                               Investor Relations

Steven E. Hooper        43     Vice President, Human Resources


     For information regarding Messrs. DeFeo and Rosenberg, refer to the table listing nominees in the prior section "Proposal 1: Election of Directors."

     David J. Langevin became Executive Vice President of the Company effective January 1, 1994, and served as Acting Chief Financial Officer of the Company from March 1993 through December 1993. He had been employed as a Vice President of KCS since 1988 until joining the Company in 1993.

     Joseph F. Apuzzo was appointed Vice President-Finance and Controller of the Company on May 15, 1996. Mr. Apuzzo previously held the position of Vice President, Corporate Controller since joining the Company on October 9, 1995. Mr. Apuzzo was Vice President of Corporate Finance at D'Arcy Masius Benton & Bowles, Inc. from September 1994 until October 1995 when he joined the Company. Mr. Apuzzo was employed by Price Waterhouse LLP in various capacities from 1983 until September 1994.

     Brian J. Henry was appointed Vice President-Finance and Treasurer of the Company on July 11, 1995. Mr. Henry also serves as the Company's Director of Investor Relations. Mr. Henry formerly held the position of the Company's Vice President - Corporate Development and Acquisitions and has been employed by the Company since 1993. He was employed by KCS from 1990 until 1993.

     Steven E. Hooper was appointed Vice President, Human Resources of the Company on September 15, 1995, after serving as Director of Human Resources of the Company since January 1994. He was previously a Human Resources Director at AlliedSignal Aerospace from October 1992 to December 1993. Prior to October 1992, Mr. Hooper was with Tenneco Inc. for eight years in various senior level human resources positions.

                             EXECUTIVE COMPENSATION


Summary Compensation Table

         The Summary Compensation Table below shows the compensation for the past three fiscal years of the Company's Chief Executive Officer and its four highest paid executive officers with 1996 earned qualifying compensation in excess of $100,000 (the "Named Executive Officers"). The Company has included the presidents of each of its two business segments, Mr. William S. Buchan, President of Terex Trucks, and Mr. Filip Filipov, President of Terex Cranes, in lieu of less highly compensated executive officers of the Company.

                                                     Summary Compensation Table
 --------------------------------------------------------------------------------------------------------------------
                                               Annual Compensation              Long-Term Compensation
                                       ------------------------------------    --------------------------
                                                                                        Awards
                                                                               --------------------------

                                                                  Other         Restricted    Securities    All Other
                                                                 Annual            Stock      Underlying     Compen-
          Name and                       Salary      Bonus       Compen-          Awards       Options/      sation
     Principal Position         Year      ($)        ($)       sation ($)          ($)         SARS (#)        ($)
     ------------------         ----   ---------  ------------ -----------     -------------   ---------    ---------

Ronald M. DeFeo                1996    $393,941   $ 360,000     $ - 0 -        $1,312,500 (2)    25,000   $ 4,500 (5)
  President, Chief Executive   1995     350,000     250,000       - 0 -           237,500 (3)    40,000     3,080 (5)
  Officer and Chief Operating  1994     350,000     225,000       - 0 -            84,700 (4)    30,800     3,080 (5)
  Officer (1)

David J. Langevin              1996     303,600     250,000       - 0 -           121,875 (7)    12,500     4,500 (5)
  Executive Vice President (6) 1995     303,600     150,000       - 0 -            - 0 -         10,000     3,080 (5)
                               1994     303,600     150,000       - 0 -            75,350 (4)    27,400     - 0 -

Marvin B. Rosenberg            1996     250,000     125,000       - 0 -            - 0 -          - 0 -     3,600 (5)
  Senior Vice President,       1995     250,000      75,000       - 0 -            - 0 -          5,000     - 0 -
  Secretary and General        1994     250,000      75,000       - 0 -            62,150 (4)    22,600     - 0 -
  Counsel (6)

William S. Buchan              1996     148,064     116,869       - 0 -            - 0 -          - 0 -    12,560 (10)
  Terex Trucks                 1995     114,229      61,676       - 0 -            - 0 -         10,000    11,225 (10)
  President (8)                1994     100,013      46,881       - 0 -            13,750 (4)     5,000     9,901 (10)

Fil Filipov                    1996     227,083     506,205 (11)  - 0 -           500,000 (9)     - 0 -     4,500 (5)
  Terex Cranes                 1995     216,667     450,281 (11)  - 0 -            - 0 -         40,000     3,080 (5)
  President                    1994     181,667     329,850 (11)  - 0 -            13,750 (4)    15,000     3,080 (5)

----------------------

(1)  Mr. DeFeo became Chief Executive Officer on March 24, 1995.

(2) As part of Mr. DeFeo's 1996 long term incentive compensation, on March 31, 1997, Mr. DeFeo was conditionally granted 100,000 shares of Restricted Stock (as defined in the "Compensation Committee Report" below) under the 1996 Plan. See "Proposal 3: Approval of an Amendment to the 1996 Plan to Increase the Number of Shares of the Company's Common Stock Available for Issuance and to Qualify Certain Performance Based Awards for Tax Deductibility." The value of the Restricted Stock granted to Mr. DeFeo set forth in the table above for 1996 is based on the closing stock price on the NYSE of Common Stock of $13.125 per share as of March 31, 1997, the date of grant.

     The shares of Restricted Stock conditionally awarded to Mr. DeFeo for 1996 become vested upon attainment of certain Company performance goals to be established by the Compensation Committee no later than June 29, 1997. Upon the earliest to occur of a change of control of the Company or the death or disability of Mr. DeFeo, any unvested portion of such Restricted Stock shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate paid to all stockholders.

(3) As part of Mr. DeFeo's 1995 long term incentive compensation, on February 15, 1996, Mr. DeFeo was granted 5,000 shares of Restricted Stock (as defined in the "Compensation Committee Report" below) under the Company's 1994 Long Term Incentive Plan (the "1994 Plan") and 45,000 shares of Restricted Stock under the 1996 Plan. The value of the Restricted Stock granted to Mr. DeFeo set forth in the table above for 1995 is based on the closing stock price on the NYSE of Common Stock of $5.00 per share as of February 15, 1996, the date of grant. The shares of Restricted Stock awarded to Mr. DeFeo for 1995 become vested to the extent of one-fourth of the shares covered thereby on each of the first four anniversaries of
     February 15, 1996; however, upon the earliest to occur of a change in control of the Company or the death or disability of Mr. DeFeo, any unvested portion of such Restricted Stock shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders.

(4) As part of their 1994 long term incentive compensation, on June 23, 1994, the Named Executive Officers were granted shares of Restricted Stock under the Company's 1994 Plan. The value of the Restricted Stock set forth in the table above is based on the closing stock price of $5.50 per share on June 23, 1994, the date of grant. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders. The number and market value, based on the closing stock price of $10.125 of the Restricted Stock awards set forth in the table above as of December 31, 1996 for Messrs. DeFeo, Langevin, Rosenberg, Buchan and Filipov are: Mr. DeFeo, 15,400 shares, $155,925; Mr. Langevin, 13,700 shares, $138,712.50; Mr.
     Rosenberg,   11,300  shares,   $114,412.50;   Mr.  Buchan,   2,500  shares,
     $25,312.50;  and Mr.  Filipov,  2,500  shares,  $25,312.50.  The  shares of
     Restricted Stock covered by the Restricted Stock awards of each of the Named Executive Officers become vested to the extent of one-fourth of the shares covered thereby on each of the first four anniversaries of June 23, 1994; however, upon the earliest to occur of a change of control of the Company or the death or disability of such Named Executive Officer, any unvested portion of such Restricted Stock will vest immediately.

(5)  Company's matching contribution to defined contribution plan account.

(6) In conjunction with the termination of the Company's management agreement with KCS, Messrs. Langevin and Rosenberg (who became employees of the Company on January 1, 1994), received cash and certain securities of the Company in 1994. Such payments are not included as part of Messrs. Langevin's and Rosenberg's 1994 annual compensation.

(7) As part of Mr. Langevin's 1996 long term incentive compensation, on February 27, 1997, Mr. Langevin was granted 12,500 shares of Restricted Stock) under the Company's 1994 Plan. The value of the Restricted Stock granted to Mr. Langevin set forth in the table above for 1996 is based on the closing stock price on the NYSE of Common Stock of $12.00 per share as of February 27, 1997, the date of grant. The shares of Restricted Stock awarded to Mr. Langevin for 1996 become vested to the extent of one-fourth of the shares covered thereby on each of the first four anniversaries of February 27, 1997; however, upon the earliest to occur of a change in control of the Company or the death or disability of Mr. Langevin, any unvested portion of such Restricted Stock shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders

(8) Mr. Buchan was paid all amounts in British pounds. The amounts listed above as paid to Mr. Buchan were computed by using the exchange rate of 1.6207 to convert the British pounds paid into US dollars.

(9) As part of Mr. Filipov's 1996 long term incentive compensation, on January 2, 1997, Mr. Filipov was granted 50,000 shares of Restricted Stock under the Company's 1994 Plan. The value of the Restricted Stock so granted to Mr. Filipov is based on the closing stock price on the NYSE of the Company's Common Stock of $10.00 per share as of January 2, 1997, the date of grant. The shares of Restricted Stock awarded to Mr. Filipov for 1995 become vested to the extent of one-fourth of the shares covered thereby on each of the first four anniversaries of January 2, 1997; however, upon the earliest to occur of a change in control of the Company or the death or disability of Mr. Filipov, any unvested portion of such Restricted Stock shall vest immediately. Dividends, if any, are paid on Restricted Stock awards at the same rate as paid to all stockholders.

(10) Amounts paid by Terex Equipment Limited, a wholly owned subsidiary of the Company ("TEL") on behalf on Mr. Buchan, to the TEL pension scheme. The amounts listed above as "All Other Compensation" paid to Mr. Buchan were computed by using the exchange rate of 1.6207 to convert the British pounds paid into US dollars.

(11) Pursuant to the terms of compensation arrangements with the Company, Mr. Filipov's annual bonus is equal to a percentage of net income (after certain adjustments) of the Company division or subsidiary for which he has responsibility. From May 1995 through 1996, Mr. Filipov's bonus was equal to 4% of the Company's net income (after certain adjustments) from its PPM S.A. and PPM Crane, Inc., subsidiaries. From January 1994 through April 1995, Mr. Filipov's bonus was equal to 7.5% of the Company's net income (after certain adjustments) from its Koehring Cranes, Inc., subsidiary.


Stock Option Grants in 1996

         The following table sets forth information on grants of stock options under the Company's 1988 Incentive Stock Option plan covering key management employees (the "1988 Plan"), as well as under the Company's 1994 Plan and the Company's 1996 Plan during the Company's 1996 fiscal year to the Named Executive Officers. The number of stock options and SARs granted to the Named Executive Officers during the Company's 1996 fiscal year is also listed in the Summary Compensation Table in the column entitled "Securities Underlying Options/SARs." The exercise price of the options equaled or exceeded the fair market price of the Common Stock at the time of the grant. Options granted under the 1988 Plan vest ratably over three years from the date of grant. Options granted under the 1994 Plan and under the 1996 Plan vest ratably over four years from the date of grant.


                         Stock Option/SAR Grants in 1996



                                                            Individual Grants
                       ---------------------------------------------------------------------------------------------
                         Number of
                         Securities       % of Total                                    Potential Realizable Value
                         Underlying    Options Granted    Exercise or                   at Assumed Annual Rates of
                          Options      to Employees in     Base Price     Expiration     Stock Price Appreciation
        Name           Granted(#)(1)     Fiscal Year        ($/Sh)           Date           for Option  Term
---------------------  -------------   ---------------    -----------     ----------    --------------------------
                                                                                           5%($)          10%($)
                                                                                        ---------      -----------
 Ronald M. DeFeo           25,000            30%             $12.00         2/27/07     $ 188,668      $ 478,123
 David J. Langevin         12,500            15%              12.00         2/27/07        94,334        239,061

 Marvin B. Rosenberg       - 0 -            - 0 -              -               -           - 0 -         - 0 -
 William S. Buchan         - 0 -            - 0 -              -               -           - 0 -         - 0 -

 Filip Filipov             - 0 -            - 0 -              -               -           - 0 -         - 0 -

------------------

(1) The options listed above for Messrs. DeFeo and Langevin, respectively, were granted under the 1994 Plan and become vested to the extent of one-fourth of the shares of Common Stock covered thereby on each of the first four anniversaries of February 27 1997, the date of the respective grants.

Aggregated Option Exercises in 1996 and Year-End Option Values

         The table below summarizes options exercised during 1996 and year-end option values of the Named Executive Officers listed in the Summary Compensation Table.

                    Aggregated Option Exercises in 1996 and Year-End Option Values

                                                         Number of Securities       Value of Unexercised
                                                        Underlying Unexercised      In-the-Money Options
                                                        Options at Year-End (#)     at Year-End ($) (1)
                      Shares Acquired  Value Realized  -------------------------  -------------------------
Name                  on Exercise (#)       ($)        Exercisable/Unexercisable  Exercisable/Unexercisable
--------------------  ---------------  --------------  -------------------------  -------------------------
Ronald M. DeFeo         - 0 -           - 0 -              57,092 / 43,708        $157,365.50 / $237,534.50
David J. Langevin       - 0 -           - 0 -              16,623 / 20,777          80,535.13 / 104,939.88
Marvin B. Rosenberg     - 0 -           - 0 -              12,762 / 14,838          60,851.75 / 73,048.25
William S. Buchan       - 0 -           - 0 -               8,750 / 10,000          26,250.00 / 55,625.00
Filip Filipov           - 0 -           - 0 -              19,167 / 35,833          77,676.17 / 151,648.84

-----------------------
(1) Based on the closing price of the Company's Common Stock on the New York Stock Exchange ("NYSE") on December 31, 1996, of $10.125.


Pension Plans

     The Company maintains four defined benefit pension plans covering certain domestic employees, including, as described below, certain officers of the Company or its subsidiaries. Retirement benefits for the plans covering the salaried employees are based primarily on years of service and employees' qualifying compensation during the final years of employment. In addition, TEL maintains a pension scheme for its salaried employees.

     Mr. DeFeo and Mr. Filipov participate in the Terex Corporation Salaried Employees' Retirement Plan (the "Retirement Plan"). Messrs. Langevin and Rosenberg do not participate because participation in the Retirement Plan was frozen as of May 7, 1993, prior to their employment with the Company.

     Participants of the Retirement Plan with five or more years of eligible service are fully vested and entitled to annual pension benefits beginning at age 65. Retirement benefits under the Retirement Plan are equal to the product of (i) the participant's years of service (as defined in the Retirement Plan) and (ii) 1.02% of final average earnings (as defined in the Retirement Plan) plus 0.71% of such compensation in excess of amounts shown on the applicable Social Security Integration Table for participants born prior to 1938. For participants born during 1938-1954, the formula is modified by replacing the 1.02% and 0.71% figures with 1.08% and 0.65%, respectively. For participants born after 1954, the formula is modified by replacing the 1.02% and 0.71% figures with 1.13% and 0.60%, respectively. Service in excess of 25 years is not recognized. There is no offset for primary Social Security. Participation in the Retirement Plan was frozen as of May 7, 1993, and no participants, including Mr. DeFeo, will be credited with service following such date. However, participants not currently fully vested, including Mr. DeFeo, will be credited with service for purposes of determining vesting only. The annual retirement benefits payable at normal retirement age under the Retirement Plan will be $4,503 for Mr. DeFeo and $259.28 for Mr. Filipov (assuming full vesting).

     Mr. Buchan participates in the TEL pension scheme, which provides a pension benefit to employee participants based primarily on an average of the last three years of earnings prior to retirement and accumulates at a rate of 1/60 for each year of pensionable service up to a maximum of 2/3 of final pensionable pay at the normal retirement date. Early retirement causes the pension amount to be reduced by approximately 4% per annum based on an actuarial valuation. Assuming Mr. Buchan retires at normal retirement age and based on the most recent benefit statement published, Mr. Buchan's pension benefits will be $40,355 per year (assuming a 1.6207 exchange rate for converting British pounds to US dollars).


Compensation of Directors

     The directors who are employees of the Company receive no additional compensation by virtue of their being directors of the Company. Non-employee directors receive an annual fee of $24,000. All directors of the Company are reimbursed for travel, lodging and related expenses incurred in attending Board and committee meetings.

     In addition, under the 1996 Plan, outside directors are:

(i) awarded an option to purchase 25,000 shares of Common Stock on the date of their appointment as an outside director at the closing price of a share of Common Stock on the NYSE as of such appointment date.

(ii) awarded annually an option to purchase 7,500 shares of Common Stock five business days after the date on which the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission ("SEC") at the closing price of a share of Common Stock on the NYSE on such date.

(iii) awarded annually, (a) if such outside directors are serving as a chairperson of a committee to the Board of Directors five business days after the date on which the Company files its Annual Report on Form 10-K with the SEC, an option to purchase 5,000 shares of Common Stock at the closing price of a share of Common Stock on the NYSE on the date of all other annual awards; or (b) if such outside directors are serving as a member of a committee (and not as a chairperson of such committee) of the Board of Directors five business days after the date on which the Company files its Annual Report on Form 10-K with the SEC, awarded an option to purchase 2,500 shares of Common Stock at the closing price of Common Stock on the NYSE on the date of all other annual awards; provided, however, that an individual outside director shall not be awarded an option to purchase more than 7,500 shares of Common Stock per year for service as a committee chairperson and/or member, regardless of the number of positions held.

         The outside director options described above shall have a term of five years, and the exercise price of the options shall be equal to the fair market value of the Common Stock on the date preceding the day the grant is authorized, unless otherwise provided. The options shall vest immediately upon grant. Accordingly, within five business days following the date on which the Company files its Annual Report on Form 10-K with the SEC, Messrs. Andersen, Raben and Sachs will be granted an option to purchase 15,000 shares of Common Stock, Mr. Fike will be granted an option to purchase 12,500 shares of Common Stock and Mr. Wolf will be granted an option to purchase 10,000 shares of stock, in each case at an option price equal to the closing price on the NYSE of the Company's Common Stock on the date of grant.

Employment Contracts, Termination of Employment and
Change-in-Control Arrangements

     The Company has agreed with Ronald M. DeFeo that in the event of a change in ownership of the Company which prevents him from continuing in his position as President and Chief Executive Officer, the Company will provide for a continuance of his income for a period of 24 months.

Compensation Committee Interlocks and Insider Participation

     The Compensation Committee of the Board recommending compensation for executive officers, including the Named Executive Officers, during the Company's 1996 fiscal year consisted of G. Chris Andersen, William H. Fike and David A. Sachs. There are no Compensation Committee interlocks or insider participation with respect to such individuals.

Compensation Committee Report

Executive Compensation Philosophy

     The objectives of the Company's executive compensation program are to (i) attract and retain the executives with the skills critical to the long-term success of the Company, (ii) to motivate and reward individual and team performance in attaining business objectives and maximizing shareholder value, and (iii) to grant equity-based awards over cash compensation so as to align the interests of the executive officers with those of the stockholders. To meet this objective, the total compensation program is designed to be competitive with the total compensation program provided by other corporations of comparable revenue size in industries with which the Company competes for customers and executives and to be fair and equitable to both the employee and the Company. Consideration is given to the employee's overall responsibilities, professional qualifications, business experience, job performance, technical expertise, career potential and their resultant combined value to the Company's long-term performance and growth.

Executive Compensation Program

     Each year, the Compensation Committee, which is comprised entirely of outside directors, recommends to the Board of Directors compensation arrangements for the Company's executive officers, including the Named Executive Officers. Such compensation arrangements, all of which are subject to approval by the full Board of Directors, include annual salary levels, annual and long-term incentive plans and grants thereunder (including stock options and grants of Common Stock subject to restrictions of transfer, conditions of forfeitability or any other limitations or restrictions ["Restricted Stock"]), standards of performance for new grants, plan participation and program design. The Board of Directors approved the recommendations of the Compensation Committee for 1996. Messrs. DeFeo and Rosenberg did not, however, participate in the deliberations of the Compensation Committee or Board of Directors regarding their own compensation.

     The  Company's  executive   compensation  program  is  comprised  of  three
principal components: salary, annual incentive compensation and long-term incentive compensation, each of which is described below. The Company's policies with respect to each of the components described below are considered separately. In addition, the Compensation Committee also considers and will review, from time to time, the full compensation package afforded by the Company and to executive employees.

Base Salaries

     An executive officer's base salary is determined by evaluating the responsibilities of the position held, the individual's past experience, current performance and the competitive marketplace for executive talent. Salary ranges for the Company's executive officers did not increase (absent a change in responsibility) in 1996, in contrast to salary ranges of executives at comparably sized companies, as reported in data furnished to the Compensation Committee by the Company's outside sources.

Annual Bonuses

     In addition to a base salary, executive officers are eligible for an annual bonus, which may consist of cash and/or other performance awards under the 1988 Plan, the 1994 Plan, or the 1996 Plan. Bonuses are paid upon attainment of Company operating profit and cash flow goals established annually, as well as specific performance goals established for each executive officer at the beginning of the fiscal year. Executive officers may earn a bonus of up to 50% (or under circumstances for extraordinary performance, more than 50%) of their base salary if the Company and individualized goals are attained. As described in footnote (11) to the Summary Compensation Table with respect to Mr. Filipov, in certain circumstances such as the acquisition of a new entity requiring specific management skills, bonuses for key members of management may be based on the profitability or other specific performance goals of a particular division. The Compensation Committee believes that bonuses paid to the Named Executive Officers and reported in the "Bonus Column" of the Summary Compensation Table reflect the level of achievement of the Company goals and individual performance goals during 1996.

Long-Term Incentive Compensation

     The purpose of long-term awards, currently in the form of stock options and grants of Common Stock including Restricted Stock, is to align the interests of the executive officers with the interests of the stockholders. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. The Compensation Committee favors the granting of equity-based awards over cash compensation for such reasons and believes that the granting of stock options and Common Stock better motivates executive officers to exert their best efforts on behalf of the Company and the stockholders. In determining stock option grants, the Compensation Committee bases its decision on the individual's performance and a potential to improve stockholder value. Based on information furnished to the Compensation Committee by the Company's advisors, ranges established by the Compensation Committee enable the Committee to make grants and awards that can produce long-term incentive compensation opportunities closer to the 50th percentile of comparably sized companies surveyed.

CEO Compensation

     The compensation of the Chief Executive Officer ("CEO") is determined pursuant to the principles noted above. Specific consideration is given to the CEO's responsibilities and experience in the industry and the compensation package awarded to chief executive officers of the comparable companies. As indicated in the Summary Compensation Table, the 1996 base salary of Mr. DeFeo was $393,941 and the 1996 annual bonus was $360,000, a total increase of $153,941 from 1995. In addition, Mr. DeFeo also received a conditional award of options to purchase an aggregate of 25,000 shares of Common Stock under the 1996 Plan, and an award of 100,000 shares of Restricted Stock under the 1996 Plan. (See "Proposal 3: Approval of an Amendment to the 1996 Plan to Increase the Number of the Company's Common Stock Available for Issuance and to Qualify Certain Performance Based Awards for Tax Deductibility"). In determining the overall level of Mr. DeFeo's compensation and each component thereof, the Compensation Committee retained an outside consultant who specifically advised on Mr. DeFeo's compensation, and also took into consideration information provided by multiple other independent, professional sources. The increase in salary and bonus paid and award of options to purchase Common Stock to Mr. DeFeo placed Mr. DeFeo's total compensation package at a level which is competitive with that of chief executive officers of comparably sized companies. The Committee recommended and the Board approved Mr. DeFeo's increase in salary and bonus and the Restricted Stock award reflecting the Committee's assessment of
Mr. DeFeo's performance against his objectives. Specifically, the Committee determined that Mr. DeFeo met or exceeded all of his objectives including the successful disposition of the Company's Clark Material Handling Company, Common Stock price improvement and 1996 operations plans. The Committee further believes that the conditional award of Restricted Stock to Mr. DeFeo which vests upon the attainment of certain performance goals promotes increases in shareholder value over the next three years.

Federal Tax Implications for Executive Compensation

     Section 162(m) of the Internal Revenue Code provides that no U.S. income tax deduction is allowable to a publicly held corporation for compensation in excess of $1 million paid to the chief executive officer or any other employee whose compensation is required to be reported in the Summary Compensation Table, if those individuals are employed by the corporation at year end. "Performance-Based Compensation" is exempt from the $1 million limitation. Performance-Based Compensation must be based upon meeting pre-established and objective performance goals under a plan which has been approved by the shareholders. Performance goals are not objective if the Compensation Committee has any discretion to pay amounts in excess of those earned in accordance with the achievement of pre-established criteria or to pay such compensation when the performance criteria are not met. No Company executive officer, including the Named Executive Officers, received compensation in 1996 in excess of $1 million. Therefore, during 1996, it was not necessary for the Compensation Committee to take any action to comply with the limit. At this time, it is possible that Mr. DeFeo's or other Named Executive Officers' compensation could exceed $1 million for 1997. To reduce or eliminate the amount of compensation which will not qualify for a tax deduction, the Committee is recommending to the Board of Directors an amendment to the 1996 Plan in order to qualify certain awards as granted under the 1996 Plan, including the conditional grant to Mr. DeFeo of 100,000 shares of Restricted Stock as Performance-Based Awards. This amendment is described under the heading "Proposal 3: Approval of an Amendment of the 1996 Plan to Increase the Number of Shares of the Company's Common Stock Available for Issuance and to Qualify Certain Performance Based Awards for Tax Deductibility" below. The Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.


                                            COMPENSATION COMMITTEE

                                            G. CHRIS ANDERSEN
                                            WILLIAM H. FIKE
                                            DAVID A. SACHS

Performance Graph

         The following is a stock performance graph which shows the change in market value of $100 invested in the Company's Common Stock, Standard & Poor's 500 Stock Index and a "Peer Group" index for the period commencing December 31, 1991 through December 31, 1996. The cumulative total stockholder return assumes dividends are reinvested. The "Peer Group" consists of the following companies, which are in similar lines of business as the Company (manufacturing of mobile cranes and aerial lift products and heavy earthmoving trucks): Caterpillar, Inc., Deere & Company, Harnischfeger Industries, Inc., Ingersoll Rand Company, JLG Industries, Inc., The Manitowoc Company and NACCO Industries, Inc. The companies in the indices are weighted by market capitalization. The stockholder return shown on the graph below is not indicative of future performance.


                    Terex Corporation, S&P 500, Peer Group.
                (Performance results through December 31, 1996)

     The vertical axis of the line graph is scaled from $0.00 at the origin extending upwards to $300.00, marked in increments of $50.00. The horizontal axis begins with the year 1991 at the origin extending to the right through the year 1996, marked in one year increments. The value of an assumed initial investment of $100.00 in the Company's stock, in the S&P 500, and in the Peer Group is plotted for each year on the horizontal axis using the data listed below.


          Name            1991    1992    1993     1994     1995     1996

Terex Corporation        100.0    77.88   52.88    53.85    36.54    77.88
Standards & Poor's 500   100.0   107.79  118.66   120.56   165.78   204.32
Peer Group               100.0   109.66  171.39   181.42   229.09   291.92

Source:  Value Line, Inc.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On August 28, 1995, Randolph W. Lenz retired as Chairman of the Board and a Director of the Company. Mr. Lenz remains the Company's principal stockholder. As of February 15, 1997, he beneficially owned, directly or indirectly, approximately 33% of the outstanding Common Stock of the Company. In connection with his retirement, the Company (acting upon the recommendations of a committee comprised of its independent directors and represented by independent counsel) and Mr. Lenz entered into a retirement agreement providing certain benefits to Mr. Lenz and the Company. The agreement provides, among other things, for a five-year consulting engagement requiring Mr. Lenz to make himself available to the Company to provide consulting services for certain portions of his time. Mr. Lenz, or his designee, received a fee for consulting services which included payments in an amount, and a rate, equal to his 1995 base salary of $486,000 until December 31, 1996. The agreement also provided for the (i) granting of a five-year $1.8 million loan bearing interest at 6.56% per annum which is subject to being forgiven in increments over the five-year term of the agreement upon certain conditions, and (ii) equity grants having a maximum potential of 200,000 shares of the Company's Common Stock conditioned upon the Company achieving certain financial performance objectives in the future. Mr. Lenz received 33,333 shares of the Company's Common Stock on January 24, 1997, pursuant to the agreement. Mr. Lenz also agreed not to compete with the Company, to vote his shares of the Company's Common Stock in the manner recommended by the Company's Board of Directors and not to acquire any additional shares of the Company's Common Stock.

         On May 16, 1995, the U.S. Department of Labor (hereinafter, the "DOL") wrote a letter to Randolph W. Lenz in which it alleged that at the time he was a fiduciary of the Company's retirement plans, Mr. Lenz violated various provisions of the Employee Retirement Income Security Act of 1974, as amended (hereinafter, "ERISA") in making certain investments which may have been imprudent and by possibly engaging in prohibited transactions under ERISA. As of January 31, 1997, the DOL and Mr. Lenz entered into a settlement agreement which obligated Mr. Lenz to pay certain amounts to the Terex Corporation Master Retirement Plan Trust and to the DOL. In connection with the DOL investigation and settlement, the Company incurred expenses (including legal fees) of $208,745.

         The Company, certain directors and executive officers of the Company, and KCS, a Connecticut limited partnership principally owned by Randolph W. Lenz, with whom the Company prior to January 1, 1994, had a management contract to provide administrative, financial, marketing, technical, real estate and legal services to the Company, are named parties in various legal proceedings and government investigations. During 1996, the Company incurred $300,578 of legal fees and expenses on behalf of Randolph W. Lenz, David J. Langevin and Marvin B. Rosenberg, each as a director and executive officer of the Company and KCS for all or part of 1996.

         The Company intends that all transactions with affiliates are on terms no less favorable to the Company than could be obtained in comparable transactions with an unrelated person. The Board will be advised in advance of any such proposed transaction or agreement and will utilize such procedures in evaluating their terms and provisions as are appropriate in light of the Board's fiduciary duties under Delaware law. In addition, the Company has an Audit Committee consisting solely of independent directors. One of the responsibilities of the Audit Committee is to review related party transactions.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and each person who is the beneficial owner of more than 10% of the Company's outstanding equity securities, to file with the SEC and the NYSE initial reports of ownership and changes in ownership of equity securities of the Company. Specific due dates for these reports have been established by the SEC and the Company is required to disclose in this Proxy Statement any failure to file such reports by the prescribed dates during 1996. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all reports filed with the SEC pursuant to
Section 16(a) of the Exchange Act.

         To the Company's knowledge, based solely on review of the copies of reports furnished to the Company and written representations that no other reports were required, all filings required pursuant to Section 16(a) of the Exchange Act applicable to the Company's officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 1996, except that Mr. Raben did not file a Form 4 in a timely manner in March 1995 relating to the purchase of 2,000 shares of Common Stock and did not file a Form 4 in a timely manner in August 1995 relating to the purchase of 2,000 shares of Common Stock.

                       PROPOSAL 2: INDEPENDENT ACCOUNTANTS

         The firm of Price Waterhouse LLP audited the consolidated financial statements of the Company for 1996. The Board of Directors desires to continue the service of this firm for 1997. Accordingly, the Board of Directors recommends to the stockholders ratification of the retention of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending December 31, 1997. If the stockholders do not approve Price Waterhouse LLP as the Company's independent accountants, the Board of Directors will reconsider its selection.

         Representatives of Price Waterhouse LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

The  Board  of  Directors   recommends  that  the  stockholders   vote  FOR  the
ratification of Price Waterhouse LLP as independent accountants for 1997.

            PROPOSAL 3: APPROVAL OF AN AMENDMENT TO THE 1996 PLAN TO
              INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON
               STOCK AVAILABLE FOR ISSUANCE AND TO QUALIFY CERTAIN
                 PERFORMANCE-BASED AWARDS FOR TAX DEDUCTIBILITY

General

         The Board of Directors adopted the 1996 Terex Corporation Long-Term Incentive Plan (the "1996 Plan") on December 13, 1995, and the shareholders ratified the 1996 Plan on May 15, 1996. The purpose of the 1996 Plan is to (a) advance the interests of the Company and its stockholders by providing incentives and rewards to those employees who are in a position to contribute to the long-term growth and profitability of the Company and to outside directors,
(b) assist the Company and its subsidiaries and affiliates in attracting, retaining and motivating highly qualified employees and outside directors for the successful conduct of their business and (c) make the Company's compensation program competitive with those of primary competitors.

         The 1996 Plan  authorizes  the granting of (i) options  ("Stock  Option
Awards") to purchase shares of Common Stock, (ii) shares of Common Stock, including Restricted Stock ("Stock Awards"), and (iii) bonus awards, included Restricted Stock, based upon a participant's job performance ("Performance Awards"). Subject to adjustment as described below under "Adjustments," the aggregate number of shares of Common Stock optioned or granted under the 1996 Plan shall not exceed 300,000 shares.

         To ensure that there are sufficient shares available under the 1996 Plan to enable the Company to achieve the objectives set forth above, the Company proposes to increase the aggregate number of shares of Common Stock (including Restricted Stock, if any) available to be optioned or granted under the 1996 Plan from 300,000 to 1,000,000.

         The 1996 Plan provides that a committee (the "Committee") of the Board of Directors consisting of two or more members thereof who are non-employee directors, shall administer the 1996 Plan and has provided the Committee with the flexibility to respond to changes in the competitive and legal environments, thereby protecting and enhancing the Company's current and future ability to attract and retain directors and officers and other key employees and consultants.

         To reduce or eliminate the amount of compensation that will not qualify as "Performance-Based Compensation" (see discussion in the Compensation Committee Report under the heading "Federal Tax Implications for Executive Compensation" above), the Board of Directors has adopted an amendment to the 1996 Plan, subject to shareholder approval, to qualify as Performance-Based Compensation those Performance Awards that are based on performance targets (as delineated in Article VIII of the amended 1996 Plan set forth below). The maximum amount of Performance Awards which qualify as Performance-Based Compensation that may be granted to a single participant with respect to a calendar year cannot exceed ten times the participant's annual salary. Performance Awards based on discretionary performance measures will continue not to qualify for the Performance-Based Compensation exception. The conditional grant to Mr. DeFeo of 100,000 shares of Restricted Stock is intended to qualify as Performance-Based Compensation under the 1996 Plan, as amended by the proposed amendment.

         The 1996 Plan also provides for automatic grants of Stock Option Awards to non-employee directors in accordance with Rule 16b-3 (c) (2)(ii) under the Exchange Act. Under the 1996 Plan: (a) any individual who is appointed a non-employee director after stockholder approval of the 1996 Plan shall be awarded an option to purchase 25,000 shares of Common Stock; (b) any individual who is serving as a non-employee director during the Company's most recent fiscal year, five business days following the date on which the Company's Annual Report on Form 10-K is filed with the SEC in the applicable year, shall be awarded an option to purchase 7,500 shares of Common Stock at the closing price of the Common Stock on the NYSE on the date of award; (c) any individual who is serving as a non-employee director during the Company's most recent fiscal year, five business days following the date on which the Company's Annual Report on Form 10-K is filed with the SEC in the applicable year: (i) who also serves as a chairperson of a committee of the Board of Directors, shall be awarded an option to purchase 5,000 shares of Common Stock at the closing price of the Common Stock on the NYSE on the date of award; or (ii) who also serves as a member of a committee of the Board of Directors (and not as chairperson of such committee) shall be awarded an option to purchase 2,500 shares of Common Stock at the closing price of the Common Stock on the NYSE on the date of award; provided, however, that the total number of shares awarded pursuant to clause (c) shall not exceed an option to purchase in excess of 7,500 shares of Common Stock during a single fiscal year.

Description of the Proposed Amendment to the 1996 Plan

Shares Available

         To ensure that there are sufficient shares available under the 1996 Plan to enable the Company to achieve the objectives of the 1996 Plan, the Company has proposed that Section 5.2 of the 1996 Plan be amended to provide that the current aggregate number of shares of Common Stock (including Restricted Stock, if any) available to be optioned or granted shall be increased from 300,000 shares to 1,000,000 shares.

Performance Awards

         Pursuant to Article VIII of the 1996 Plan, the Committee may grant, either alone or in addition to other awards granted under the 1996 Plan, Performance Awards to such participants as the Committee, or its delegates, authorizes. To qualify certain of the Performance Awards as "Performance-Based Compensation" (as described in the Compensation Committee Report under the heading "Federal Tax Implications for Executive Compensation" above), the Board has approved an amendment to Article VIII of the 1996 Plan as follows:

                                  ARTICLE VIII

                               Performance Awards

     The Committee may grant, either alone or in addition to other awards granted under the Plan, cash bonuses or other awards, including Stock Options and Restricted Stock, based on performance measures ("Performance Awards") to such Participants as the Committee, or the Chairman, President, Executive Vice President and Chief Financial Officer (acting as a group) of the Corporation, if the Committee in its discretion delegates the right to allocate awards pursuant to Section 4, authorizes and under such terms as the Committee establishes. With respect to certain Performance Awards which the Committee intends to qualify for a tax deduction ("Qualifying Performance Awards"), the Committee shall establish targets only in terms of one or more of the following objective measures: Common Stock price, earnings per share, total shareholder return, return on investment, cost control, working capital, cash flow management, operating income, gross or operating margins, cash flow margins, revenue growth, management development, succession planning, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net income, market share, customer satisfaction or employee satisfaction. If the Committee does not desire the Performance Award to qualify for a tax deduction, the measures of performance or other criteria for such Performance Awards shall be established by the Committee in its absolute discretion. Performance Awards, including Qualifying Performance Awards, may be paid in cash, by grant of Stock Options or Restricted Stock or any other form of property as the Committee shall determine. Performance Awards shall entitle the Participant to receive up to a maximum of 100% of the Performance Award if the measures of performance established by the Committee are met. The Committee shall determine the times at which Performance Awards are to be made and all conditions of such awards. Performance awards shall be subject to any applicable federal, state or local withholding tax requirements. A Participant may not receive more than three (3) Performance Awards in a single pay period. The maximum amount of Qualifying Performance Awards that may be granted to any Participant with respect to each calendar year (whether or not then vested) cannot exceed ten times the Participant's annual salary. Qualifying Performance Awards shall be made in a manner that satisfies
Section 162(m) of the Internal Revenue Code of 1986, as amended.

The Board of Directors recommends that the stockholders vote FOR approval of the proposed amendment to the 1996 Plan.

                                 OTHER BUSINESS

         The Board does not know of any other business to be brought before the Meeting. In the event any such matters are brought before the Meeting, the persons named in the enclosed Proxy will vote the Proxies received by them as they deem best with respect to all such matters.

                              STOCKHOLDER PROPOSALS

         All proposals of stockholders intended to be included in the proxy statement to be presented at the 1998 Annual Meeting of Stockholders must be received at the Company's offices at 500 Post Road East, Westport, Connecticut 06880, no later than December 15, 1997.

                          ANNUAL REPORT TO STOCKHOLDERS

         The  Company's  Annual  Report on Form 10-K for the  fiscal  year ended
December 31, 1996, including financial statements, is being mailed to stockholders of the Company with this Proxy Statement. The Annual Report does not constitute a part of the Proxy Solicitation materials. Stockholders may, without charge, obtain copies of the Company's Annual Report on Form 10-K filed with the SEC. Requests for this report should also be addressed to the Company's Secretary.

     STOCKHOLDERS ARE URGED TO FORWARD THEIR PROXIES WITHOUT DELAY. A PROMPT RESPONSE WILL BE GREATLY APPRECIATED.

                                    By Order of the Board of Directors



                                    Marvin B. Rosenberg
                                    Secretary


April 4, 1997
Westport, Connecticut

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              OF TEREX CORPORATION

     The undersigned hereby appoints Ronald M. DeFeo, Marvin B. Rosenberg, and David J. Langevin, and any one or more of them, proxies with power of substitution to act, by unanimous vote, or if only one votes or acts then by that one to vote for the undersigned at the Annual Stockholders' Meeting of Terex Corporation, to be held at 11:00 A.M. local time, May 8, 1997 at the Metropolitan Club, One East 60th Street, New York, New York, and any adjournment thereof, as follows:

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE DIRECTORS NOMINATED IN ITEM 1. FOR THE RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS IN ITEM 2, FOR THE PROPOSED AMENDMENT TO THE 1996 TEREX CORPORATION LONG TERM INCENTIVE PLAN IN ITEM 3, AND IN THE DISCRETION OF THE BOARD OF DIRECTORS IN CONNECTION WITH ITEM 4. PLEASE MARK BOX OR x .

1. ELECTION OF DIRECTORS: Ronald M. DeFeo, Marvin B. Rosenberg, G. Chris Andersen, William H. Fike, Bruce I. Raben, David A. Sachs, Adam E. Wolf

FOR all      WITHHOLD               (INSTRUCTION:  To withhold  authority  to
nominees     AUTHORITY               vote for an individual nominee,  write
listed       to vote for all         that nominee's name on the space
above        nominees listed above   provided below.)

 [ ]              [ ]                ___________________________________

2.    RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS:

       FOR             AGAINST              ABSTAIN
       [ ]               [ ]                  [ ]

3.    APPROVAL OF PROPOSED AMENDMENT TO THE 1996 TEREX CORP. LONG-TERM INCENTIVE
      PLAN

       FOR             AGAINST              ABSTAIN
       [ ]               [ ]                  [ ]

4.   Upon such other business as may           Please date, sign and mail this
     properly come before the meeting or       card in the enclosed
     any adjournments, hereby revoking any     envelope.
     proxy heretofore given.
                                              __________________________
                                              (Stockholder's Signature)

                                              __________________________
                                              (Stockholder's Signature)


                                              Dated __________________, 1997

                                             Please sign  exactly as name
                                             appears  above.  When signing as
                                             attorney,  executor,
                                             administrator,  trustee,  etc.,
                                             use full title.  If stock is held
                                             jointly, each owner must sign.

                                             1997 ANNUAL MEETING

                 PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY.